SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of earliest event reported: February 18, 2004

                                 MEMS USA, INC.
                       (Formerly Lumalite Holdings, Inc.)
               (Exact name of registrant as specified in charter)

  Nevada                           0-4846-3                      82-0288840
  ----------------------------------------------------------------------------
(State or other jurisdiction        (Commission                  (IRS employer
  of incorporation)             file number)               identification no.)

                         5701 Lindero Canyon Rd., #2-100
                           Westlake Village, CA 91362
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (818) 735-4750

Item 1.  Change in Control of Registrant

Registrant MEMS USA, Inc.("the Company"), acquired one hundred percent of the common stock of MEMS USA, Inc., a California corporation (hereinafter "MEMS"), pursuant to that certain Merger Agreement and Plan of Reorganization entered into as of January 29, 2004 by and among, among others, MEMS, the Company, MemAcq1-2-3, Inc., a California corporation (a wholly owned subsidiary of the Company), and certain shareholders of MEMS and the Company, in exchange for 10,000,000 newly issued shares of the Company's common stock. As a result of and this transaction, there are 13,385,779 shares of the common stock of the Company issued and outstanding.

That transaction closed on February 18, 2004. As a result of this transaction, all of the prior officers and directors of the Company resigned and have been replaced by Mr. Lawrence Weisdorn, as Chief Executive Officer, Chairman of the Board, President and Chief Financial Officer, and by Mr. Daniel Moscaritolo as Chief Operating Officer and Chief Technology Officer. Mr. Charles L. Christensen was appointed President of the Applied Technologies division. The new board of directors consists of Mr. Lawrence Weisdorn, Dr. James Latty, Mr. Daniel Moscaritolo and Mr. Charles L. Christensen.

Securities Ownership of  Management.

                                                                Amount and
                                                               Nature of Beneficial
     Title of Class             Name of Beneficial Owner          Ownership           Percent of Class

     Common Shares              Mr. Lawrence Weisdorn            2,769,093               20.68 %
     Common Shares              Dr. James Latty                  2,588,894               19.34 %
     Common Shares              Mr. Daniel K. Moscaritolo        2,602,594               19.44 %
     Common Shares              Mr. Charles L. Christensen         345,917                2.58 %


No shareholder who is not an officer or director of the Company holds five per cent or more of the common shares of the Company.

Item 2.  Acquisition of Assets.

The Company acquired one hundred percent of the common stock of MEMS USA, Inc., a California corporation (hereinafter "MEMS"), pursuant to that certain Merger Agreement and Plan of Reorganization entered into as of January 29, 2004 by and among, among others, MEMS, the Company, MemAcq1-2-3, Inc., a California corporation (a wholly owned subsidiary of the Company organized to implement this transaction), and certain shareholders of MEMS and the Company, in exchange for 10,000,000 newly issued shares of the Company's common stock. This transaction closed on February 18, 2004.

MEMS is a California based professional scientific and technical services corporation organized in mid-2003. It's primary owners (holders of approximately 80 % of its issued and outstanding common shares immediately before the consummation of this transaction) were Lawrence Weisdorn, James Latty and Daniel Moscaritolo. The remaining common shares of MEMS were held by approximately fifty other shareholders. Prior to entering into the above referenced agreement, there were no material relationships between any holders of MEMS common shares and the Company, or any of the Company's affiliates, directors or officers, or any associate of any of the Company's directors or officers.

MEMS' products and services are designed for customers that require highly engineered solutions for industrial applications. As of today, its primary markets include customers serving the oil and gas industry as well as other general industrial customers operating a wide range of industrial processes. Other potential markets include space and defense industry customers.

MEMS is focused on serving its customers' technology implementation needs through the application of commercially viable and economically packaged MEMS and Piezo technologies. MEMS provides design consultation, custom MEMS prototyping, final manufacturing and sublicensing of the latest MEMS technology and has its own intellectual property portfolio. MEMS' services and its access to a reservoir of Intellectual Property provide solutions to customers in markets in need of products, both attracting consumers to us and allowing us to retain

No material part of the assets acquired through this transaction constituted plant, equipment or other physical property. MEMS is essentially a start up company.

Item 5.  Other Events

Transfer Agent.

The new transfer agent for the Company shall be Interwest Transfer Co., Inc.

Address: 1981 E. Murray Holladay Rd. #1,
         Salt Lake City, UT 84117
Phone:   (801) 272-9294

Item 7.  Financial Statements and Exhibits

There are no financial statements or exhibits filed as part of this report. All financial statements required hereunder shall be filed by an amendment not later than 60 days from this report.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MEMS USA, INC.



Date: February 24, 2004                  By:  /s/ Lawrence Weisdorn
                                                _______________________________
                                                 Lawrence Weisdorn, President